UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 13, 2026

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 13, 2026, Tactile Systems Technology, Inc. (“we,” “us,” and “our”) issued a press release announcing a distribution agreement. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 8.01. Other Events.

On July 13, 2026, we announced that we have entered into an exclusive distribution agreement with ElastiMed, Inc. to bring MyoSleeve™, its discreet, wearable non-pneumatic compression device for the lower leg, to Department of Veterans Affairs (“VA”) and Department of Defense (“DoD”) patients across the United States. MyoSleeve expands our established market-leading portfolio by providing a new treatment option for appropriately selected patients in earlier stages of chronic swelling who may not yet require more intensive compression therapy. MyoSleeve may also be appropriate as a complementary treatment to a traditional pneumatic compression device and for patients who struggle with conservative therapy, or those with mobility-limiting cases.

Wrapped around the calf with the ability to be worn beneath clothing, MyoSleeve uses electroactive polymer technology to deliver dynamic compression through flexible bands that contract in sequence. The battery-powered device is designed as an all-in-one therapy option, operating without tubing, cords, or an external controller, and quietly delivers intermittent therapy while patients go about daily activities. MyoSleeve has received U.S. Food and Drug Administration 510(k) clearance and is indicated for the treatment of chronic swelling, including chronic edema, lymphedema, and venous insufficiency.

Under the agreement, we hold exclusive U.S. distribution rights for MyoSleeve within the VA and DoD systems. In connection with these exclusive distribution rights, we made an upfront payment of $3 million to ElastiMed. We also committed to certain minimum purchase obligations and marketing and sales promotion as we support ElastiMed’s growth. We expect to leverage our established sales organization, billing and payment expertise, and patient support infrastructure to drive MyoSleeve commercialization and support ongoing market access initiatives. MyoSleeve is available by prescription, and appropriate patient selection is determined by the treating clinician.

Legal Notice Regarding Forward-Looking Statements

This report contains forward-looking statements, including expectations regarding the distribution agreement and related actions. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, our ability to obtain reimbursement from third-party payers for our products; adverse economic conditions, including inflation, rising interest rates or a recession; the adequacy of our liquidity to pursue our business objectives; price increases for supplies and components; wage and component price inflation; loss of a key supplier or other supply chain disruptions; entry of new competitors and/or competitive products; compliance with and changes in federal, state and local government laws and regulations; technological obsolescence of, or quality issues with, our products; our ability to expand our business through strategic acquisitions; our ability to integrate acquisitions and related businesses; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in our filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 13, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: July 13, 2026	By:	/s/ Elaine M. Birkemeyer
Elaine M. Birkemeyer
Chief Financial Officer